EXECUTION VERSION

SEVENTH AMENDMENT TO THE

RECEIVABLES PURCHASE AGREEMENT

This SEVENTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of February 10, 2015, is entered into by and among the following parties:

(i)	MOOG RECEIVABLES LLC, a Delaware limited liability company, as Seller;

(i)	MOOG INC., a New York corporation (“Moog”), as Servicer;

(ii)	PNC BANK, NATIONAL ASSOCIATION, as Administrator; and

(iii)	PNC BANK, NATIONAL ASSOCIATION, as the Issuer.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
The parties hereto have entered into a Receivables Purchase Agreement, dated as of March 5, 2012 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”) and desire to amend the Receivables Purchase Agreement as set forth herein.
Concurrently herewith, the Seller, the Servicer, Issuer and the Administrator are entering into that certain Amended and Restated Fee Letter (the “Fee Letter”), dated as of the date hereof.
Concurrently herewith, the Seller, Servicer, Administrator and Wells Fargo Bank, National Association, as Lock-Box Bank, are entering into a Lock-Box Agreement (the “Wells Deposit Account Control Agreement”), dated as of the date hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:
(a)    Clause (a) of the definition of “Eligible Receivable” in Exhibit I of the Receivables Purchase Agreement is replaced in its entirety with the following:
(a)    the Obligor of which is (i) a United States or Canadian resident, (ii) an Eligible AAA-Rated Foreign Obligor, an Eligible A-Rated Foreign Obligor or an Eligible BBB--Rated Foreign Obligor, (iii) not a government or governmental subdivision, affiliate or agency other than a U.S. federal government or U.S. federal governmental subdivision, affiliate or agency, (iv) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (v) not an Affiliate of Moog or Seller and (vi) not a Sanctioned Person.
(a)    The definition of “Facility Termination Date” in Exhibit I of the Receivables Purchase Agreement is amended by deleting the date “February 13, 2015” where it appears therein and substituting “February 10, 2017” therefor.
(b)    The definition of “LMIR” set forth in Exhibit I of the Receivables Purchase Agreement is amended by adding “the greater of (a) 0.00% and (b)” immediately after the phrase “during any Settlement Period,”.
(c)    The definitions of “Sanctioned Country” and “Sanctioned Person” set forth in Exhibit I of the Receivables Purchase Agreement are replaced in their entirety with the following:
“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.
“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
(d)    The following new defined terms are added to Exhibit I of the Receivables Purchase Agreement in appropriate alphabetical order:
“Anti-Terrorism Laws” means any Applicable Law relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.
“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.
“Covered Entity” shall mean (a) each of Seller, Servicer, each Originator and each of Moog’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary

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voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Permitted Linked Account” means Moog’s account number 4121813794 at Wells Fargo Bank, National Association.
“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
(e)    The defined term “OFAC” and the definition thereof set forth in Exhibit I of the Receivables Purchase Agreement are deleted in their entirety.
(f)    Section 1(s) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:
(s) The Seller is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company,” under (and as to each such term, as defined in) the Investment Company Act. Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.
(g)    Section 1(v) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:
(v) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party acting on such Covered Entity’s behalf, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(h)    Section 1 in Exhibit III of the Receivables Purchase Agreement is amended by adding the following new clause (y) immediately following the existing clause (x) thereof:

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(y) Except for the Permitted Linked Account, there are no “Linked Accounts” (as defined in the Lock-Box Agreement with Wells Fargo Bank, National Association) with respect to any Lock-Box Account maintained at Wells Fargo Bank, National Association.
(i)    Section 2(q) in Exhibit III of the Receivables Purchase Agreement is replaced in its entirety with the following:
(q) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party acting on such Covered Entity’s behalf, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(j)    Section 2 in Exhibit III of the Receivables Purchase Agreement is amended by adding thereto the following new clause (s) immediately following the existing clause (r) thereof:
(s) Except for the Permitted Linked Account, there are no “Linked Accounts” (as defined in the Lock-Box Agreement with Wells Fargo Bank, National Association) with respect to any Lock-Box Account maintained at Wells Fargo Bank, National Association.
(k)    Section 1(n) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:
(n) Linked Accounts. Except for the Permitted Linked Account, the Seller shall not permit any “Linked Account” (as defined in the Lock-Box Agreement with Wells Fargo Bank, National Association) to exist with respect to any Lock-Box Account maintained at Wells Fargo Bank, National Association; provided, however, that at any time (x) during the continuance of a Termination Event, (y) during the continuance of an Unmatured Termination Event or (z) that the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then less than “B” by Standard & Poor’s or “B2” by Moody’s, the Seller shall, if so instructed by the Administrator (in its sole discretion), cause the Permitted Linked Account to cease being a “Linked Account” promptly, but not later than five (5) Business Days following the Seller’s or the Servicer’s receipt of such instruction.
(l)    Section 1(u) in Exhibit IV of the Receivables Purchase Agreement is replaced in its entirety with the following:
(u) Anti-Money Laundering/International Trade Law Compliance. The Seller will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party acting on such Covered Entity’s behalf, will (i) have

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any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each purchase will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator and the Issuer in writing upon the occurrence of a Reportable Compliance Event. The Seller has not used and will not use the proceeds of any purchase to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
(m)    Section 2 in Exhibit IV of the Receivables Purchase Agreement is amended by adding the following new clause (l) and clause (m) immediately following the existing clause (k) thereof:
(l) Linked Accounts.  Except for the Permitted Linked Account, the Servicer shall not permit any “Linked Account” (as defined in the Lock-Box Agreement with Wells Fargo Bank, National Association) to exist with respect to any Lock-Box Account maintained at Wells Fargo Bank, National Association; provided, however, that at any time (x) during the continuance of a Termination Event, (y) during the continuance of an Unmatured Termination Event or (z) that the long-term senior unsecured and uncredit-enhanced debt rating of Moog is then less than “B” by Standard & Poor’s or “B2” by Moody’s, the Servicer shall, if so instructed by the Administrator (in its sole discretion), cause the Permitted Linked Account to cease being a “Linked Account” promptly, but not later than five (5) Business Days following the Seller’s or the Servicer’s receipt of such instruction. The Servicer shall at all times ensure that (i) the account balance in the Permitted Linked Account is greater than or equal to zero and will exceed the aggregate “Settlement Item Amount” (as defined in the Lock-Box Agreement with Wells Fargo Bank, National Association) of all “Settlement Items” (as defined in the Lock-Box Agreement with Wells Fargo Bank, National Association) at any time outstanding with respect to the Permitted Linked Account and (ii) no amount will be debited against any Lock-Box Account as a result of any “Settlement Item” that originated in the Permitted Linked Account or any other account other than a Lock-Box Account.
(m) The Servicer will not become a Sanctioned Person. No Covered Entity, either in its own right or through any third party acting on such Covered Entity’s behalf, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any

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Anti-Terrorism Law or (iv) use the proceeds of any purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay each purchase will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator and Issuer in writing upon the occurrence of a Reportable Compliance Event.
(n)    Schedule II to the Receivables Purchase Agreement is replaced by Schedule II attached hereto.
SECTION 2.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator and to the Issuer, as follows:
(a)    Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event.
SECTION 3.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 4.    Effectiveness. This Amendment shall become effective as of the date hereof upon the Administrator’s receipt of the following:
(a)    counterparts of this Amendment (in accordance with Section 7 hereof), executed by each of the parties hereto;

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(b)    counterparts of the Wells Deposit Account Control Agreement (whether by facsimile or otherwise), executed by each of the parties thereto;
(c)    counterparts of the Fee Letter (whether by facsimile or otherwise), executed by each of the parties thereto;
(d)    the “Amendment Fee” (under and as defined in the Fee Letter) and all other costs and expenses related to this Amendment in immediately available funds; and
(e)    any other agreements, documents, certificates and instruments, if any, relating to the subject matter of this Amendment, the Fee Letter or the Wells Deposit Account Control Agreement, as the Administrator may reasonably request.
SECTION 5.    Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.
SECTION 6.    Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Purchase Agreement.
SECTION 7.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 8.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 9.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.
[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
MOOG RECEIVABLES LLC,
as Seller

By: /s/ John P. McGrath
Name:    John P. McGrath
Title: Treasurer and Asst. Secretary & Director

MOOG INC.,
individually and as Servicer

By: /s/ John P. McGrath
Name:    John P. McGrath
Title: Assistant Treasurer

S-1    Seventh Amendment to the
Receivables Purchase Agreement
(Moog Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By: /s/ Robyn Reeher
Name:    Robyn Reeher
Title: Vice President

S-2    Seventh Amendment to the
Receivables Purchase Agreement
(Moog Receivables LLC)

PNC BANK, NATIONAL ASSOCIATION,
as the Issuer

By: /s/ Robyn Reeher
Name:    Robyn Reeher
Title: Vice President

S-3    Seventh Amendment to the
Receivables Purchase Agreement
(Moog Receivables LLC)

SCHEDULE II
LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

LOCK-BOX BANK            LOCK-BOX ACCOUNT        LOCK-BOX

Bank of America, N.A.            4830-3909-8804            P.O. Box 90273
2000 Clayton Road, Building D                            Chicago, IL 60696-
Concord, CA 94520-2425                            0273
Attn:  Blocked Account Support
Mail Code:  CA4-704-06-37

Wells Fargo Bank, N.A.            4126975549                Moog Receivables LLC
6400 Sheridan Drive, Suite 100                            75 Remittance Drive
Williamsville, NY 14221                            Dept. 3161
Chicago, IL 60675-                                            3131

Schedule II